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                                                                  EXHIBIT 11 a

                               CONCEPTRONIC, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                    Three Months Ended
                                          March 31, 1996         April 2, 1995

NET INCOME                                  $   58,795            $   52,290
                                            ----------            ----------

PRIMARY EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                  1,700,000             1,700,000

STOCK OPTIONS                                   29,921                     -

OTHER                                                -                     -
                                            ----------            ----------
                                             1,729,921             1,700,000

NET INCOME PER SHARE                        $      .03            $      .03
                                            ----------            ----------

FULLY DILUTED EARNINGS PER SHARE:

WEIGHTED AVERAGED COMMON SHARES              1,700,000             1,700,000
OUTSTANDING

STOCK OPTIONS                                   29,921                     -
                                                     -                     -
OTHER                                                -                     -
                                            ----------            ----------
                                             1,729,921             1,700,000

NET INCOME PER SHARE                        $      .03            $      .03
                                            ----------            ----------




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